Exhibit 99.2

SUBSCRIPTION AGREEMENT

To: STRATHMORE MINERALS CORP. (the “Corporation”)

Subscription:

The Subscriber (defined below) hereby irrevocably subscribes for and agrees to purchase from the Corporation that number units of the Corporation (“Units”) set out below at a price of CDN $0.55 per Unit (collectively, the “Subscription”). Each Unit is comprised of one common share of the Corporation (“Share”) and one-half of one common share purchase warrant of the Corporation (“Warrant”). Each whole Warrant shall entitle the holder thereof to purchase one common share of the Corporation (“Warrant Share”) at an exercise price of CDN $0.75 at any time during the 24 month period following Closing (the “Exercise Period”). The Subscriber agrees to be bound by the Terms and Conditions comprising pages 3 through 8 of this Subscription Agreement.

Subscriber Information: (PRINT ALL INFORMATION OTHER THAN SIGNATURE.)

Name:	Pala Investments Holdings Limited	Number of Units subscribed for:
(the “Subscriber”)

Signature:
/s/ Susan Garrod

	Name and Title of Signatory where Subscriber not an individual:	X CDN $0.55 =

Susan Garrod Executive Director		CDN	$4,000,000.00
(the “Subscription Amount”)

Subscriber’s Complete Address: 12 Castle Street St Helier, Jersey JEZ 3RT

Please complete if purchasing agent for a principal (beneficial purchaser) (the “Disclosed Principal”) and not purchasing as a trust company, trust corporation or portfolio manager for accounts fully manager by it:

Telephone Number: +44 1534 639815
	e-mail:	(Name of Disclosed Principal)
rluke@pala.com
Address of Disclosed Principal:

Registration # : 94738
(Social Insurance/Social Security Number, Corporate Tax Account Number or Tax Shelter ID Number)
Account Reference:

The Subscriber owns, directly or indirectly, the following number of shares of the Corporation (excluding Shares and Warrant Shares):

None

The Subscriber is ☐ or is not ☒ an insider of the Corporation or member of the pro group.

(Please check as is applicable).

Securities Certificate Registration Information:	Securities Certificate Delivery Instructions:

Pala Investments Holdings Limited
Name to appear on Register

(Name)

(Account Reference, if applicable)
(Account Reference, if applicable)
Address (including Postal or Zip Code)
Address (including Postal or Zip Code)

Contact Name: Marc Archambault
Telephone Number: +41 21 310 2424
marc.archambault@rbccm.com

The Subscriber further agrees and acknowledges that, in entering into this Subscription Agreement the Corporation is relying upon, and is entitled to rely upon, the representations and warranties of the Subscriber contained in Subscription Agreement, which representations and warranties shall be true and correct both as of the date of execution of this Subscription Agreement by the Subscriber and as of the Closing of the purchase and sale of Units hereunder.

Acceptance:

The Corporation hereby accepts the Subscription set forth above, on the Terms and Conditions contained in this Subscription Agreement, as of on the 19 day Jan 2010.

STRATHMORE MINERALS CORP.

Per:	/s/ [ILLEGIBLE]

Title:	President

TO SUBSCRIBE, SUBSCRIBER MUST RETURN TO THE CORPORATION WITHIN 48 HOURS PRIOR TO CLOSING:

1.               Executed Subscription Agreement. (Complete, sign and return pages 1 and 2 of this Subscription Agreement).

2.               SCHEDULE A - ACCREDITED INVESTOR DECLARATION (Complete, sign and return pages 8 and 9 of this Subscription Agreement).

3.               If US resident, SCHEDULE B- UNITED STATES ACCREDITED INVESTOR QUESTIONNAIRE. (Complete, sign and return pages 10 and 11 of this Subscription Agreement);

4.               Certified cheque or bank draft drawn on a Canadian or U.S. bank in the full Subscription Amount payable to STRATHMORE MINERALS CORP.

5.               TSX Venture Exchange Form 5C if applicable.

SCHEDULE A - ACCREDITED INVESTOR DECLARATION

(This Schedule A comprises two pages.)

The undersigned (the “Subscriber”) hereby represents, warrants and declares to Strathmore Minerals Corp. that the Subscriber is a resident of the jurisdiction set out below under “Address” and is an “accredited investor”, as such term is defined in National Instrument 45-106 — Prospectus and Registration Exemptions (“NI 45-106”) by virtue of the Subscriber being:

[Initial each item applicable to Subscriber.]

☐                               (a)                                                     a Canadian financial institution (as defined under NI 45-106), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

☐                               (b)                                                    the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐                               (c)                                                     a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐                               (d)                                                    a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐                               (e)                                                     an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);

☐                               (f)                                                       the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐                               (g)                                                    a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐                               (h)                                                    any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐                               (i)                                                        a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐                               (j)                                                        an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐                               (k)                                                     an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐                               (l)                                                        an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

☒                             (m)                                                  a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐                               (n)                                                    an investment fund that distributes or has distributed its securities only to:

(i)                            a person that is or was an accredited investor at the time of the distribution,

(ii)                         a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 — Minimum Amount Investment and 2.19 — Additional Investment in Investment Funds of NI 45-106, or;

(iii)                      a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 — Investment Fund Reinvestments of NI 45-106;

☐                               (o)                                                    an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator, or in Québec, the securities regulatory authority, has issued a receipt;

☐                               (p)                                                    a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐                               (q)                                                    a person acting on behalf of a fully managed account managed by that person, if that person:

(i)                            is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii)                         in Ontario, is purchasing a security that is not a security of an investment fund;

☐                               (r)                                                       a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐                               (s)                                                     an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) or paragraph (i) in form and function;

☐                               (t)                                                       a person in respect of which all of the owners of interests, direct, indirect, or beneficial, except the voting securities required by law to be owned by directors, are persons that are Accredited Investors;

☒                             (u)                                                    an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

☐                               (v)                                                    a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i)                            an accredited investor, or

(ii)                         an exempt purchaser in Alberta or British Columbia.

IN WITNESS WHEREOF, the undersigned has executed this Declaration and made the representations and warranties contained herein as of the                             day of                                          , 200         .

If a Corporation, Partnership or Other Entity:	If an Individual:

Pala Investments Holdings Limited
Name of Entity	Signature

Corporation
Type of Entity	Print or Type Name

/s/ Susan Garrod
Signature of Person Signing	Address

Susan Garrod Director
Print or Type Name and Title of Person Signing	Address

As used in this Schedule, the term “person” includes:

(a)                          an individual,

(b)                          a corporation,

(c)                           a partnership, trust fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)                          an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.